UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 30, 2006

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

The Company reported today that the staff of the American Stock Exchange (the “Amex”) has accepted the Company’s updated plan to meet the Amex’s continued listing standards and will continue to list the Company through the plan period pursuant to an extension. The revised plan contemplates filing the Forms 10-Q for the first and second quarters of 2006 no later than November 6, 2006. The Company also intends to file the restated financial results for the year ended December 31, 2005 no later than November 6, 2006.

Because of the quantity of information being filed contemporaneously, the Company will conduct an investor conference call on Tuesday, November 7, 2006. Details will be provided on the Company’s web site and will be made available through a subsequent announcement.

The compliance plan was necessitated by the Company’s inability to file timely quarterly reports on Form 10-Q with the Securities and Exchange Commission for the quarters ended March 31, 2006 and June 30, 2006 because of a continuing review of the Company’s accounting for income taxes which also requires restatement of the Company’s consolidated financial statements for the years 2001 through 2005. The Company noted that as a result of the delay in filing the second quarter 2006 Form 10-Q, it had previously received a notice from the Amex that the Company is not in compliance with the Amex’s continued listing standards as provided in Sections 134 and 1101 of the Amex Company Guide.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 99.1 - Press release dated October 30, 2006

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: October 30, 2006	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 30, 2006